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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): May 22, 1997


                                 WORLDCOM, INC.
             (Exact Name of Registrant as Specified in its Charter)


 Georgia                            0-11258                  58-1521612
(State or Other                (Commission File           (I.R.S. Employer
 Jurisdiction of                    Number)            Identification Number)
 Incorporation)


                             515 East Amite Street
                        Jackson, Mississippi 39201-2702
                    (Address of Principal Executive Office)


Registrant's telephone number, including area code: (601) 360-8671




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ITEM 5.  OTHER EVENTS.

On May 22, 1997, WorldCom, Inc. ("WorldCom" or the "Company") entered into Amendment No. 1 to Rights Agreement by and between the Company and The Bank of New York, as Rights Agent. The amendment redefines the the term, "Final Expiration Date" contained in the Rights Agreement (dated as of August 25,
1996) as September 6, 2001 versus the previous date of September 6, 2006 and further provides that such expiration date shall not be extended without shareholder approval.

ITEM 7 (c) EXHIBITS.

     The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

     Exhibit No.         Description
     -----------         -----------
     4.1                 Rights Agreement, dated as of August 25, 1996 between
                         WorldCom, Inc. and The Bank of New York, which
                         includes the form of Certificate of Designations,
                         setting forth the terms of the Series 3 Junior
                         Participating Preferred Stock, par value $.01 per
                         share, as Exhibit A, the form of Right Certificate as
                         Exhibit B and the Summary of Preferred Stock Purchase
                         Rights as Exhibit C

     4.2                 Amendment No. 1 To Rights Agreement dated as of May
                         22, 1997 by and between WorldCom, Inc. and The Bank of
                         New York, as Rights Agent
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WORLDCOM, INC.



                                    By: /s/ Scott D. Sullivan
                                       ------------------------------------
                                        Scott D. Sullivan
                                        Chief Financial Officer

June 6, 1997



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                                 EXHIBIT INDEX

Exhibit 4.1         Rights Agreement, dated as of August 25, 1996 between
                    WorldCom, Inc. and The Bank of New York, which includes the form of Certificate of Designations, setting forth the terms of the Series 3 Junior Participating Preferred Stock, par value $.01 per share, as Exhibit A, the form of Right
                    Certificate as Exhibit B and the Summary of Preferred Stock
                    Purchase Rights as Exhibit C (incorporated herein by reference to Exhibit 4 to the Current Report on Form 8-K dated August 26, 1996 (as amended) filed by WorldCom on August 26, 1996 (File No. 0-11258))

Exhibit 4.2         Amendment No. 1 to Rights Agreement dated as of May 22,
                    1997 by and between WorldCom, Inc. and The Bank of New
                    York, as Rights Agent
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